UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HENRY BROS. ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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SUPPLEMENT TO PROXY STATEMENT

HENRY BROS. ELECTRONICS, INC.
17-01 Pollitt Drive
Fair Lawn, New Jersey 07410

December 9, 2010

Dear Stockholder:

On or about November 10, 2010, we mailed to you a proxy statement relating to the annual meeting of stockholders of Henry Bros. Electronics, Inc. (“Henry Bros.”) scheduled for December 9, 2010, to consider, among other things, a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 5, 2010, by and between Henry Bros., Kratos Defense & Security Solutions, Inc., a Delaware corporation (“Kratos”), and Hammer Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Kratos. The Merger Agreement was amended on November 13, 2010 to, among other things, increase the merger consideration to $8.20 per share in cash as described in the proxy statement supplement mailed to you on or about November 17, 2010.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT, AS AMENDED.

Attached to this letter is a supplement to the proxy statement containing additional information about Henry Bros. and a putative shareholder class action suit filed against it in the Superior Court of New Jersey, Law Division, Bergen County, certain of its officers and directors and Kratos, styled as Atoll Advisors v. Henry, Docket No.: C-378-10. This action was disclosed in the definitive proxy statement dated November 9, 2010. Please read this document carefully and in its entirety. We also encourage you, if you have not done so already, to review carefully the definitive proxy statement dated November 9, 2010, as supplemented by the proxy statement supplement dated November 17, 2010, each of which were previously sent to you.

The record date for the annual meeting has not changed; it remains November 2, 2010. This means that only stockholders of record of Henry Bros.’s common stock as shown on the transfer books of Henry Bros. at the close of business on November 2, 2010 are entitled to vote on the merger proposal and the other proposals set forth in the definitive proxy statement at the annual meeting.

Your vote is very important, regardless of the number of shares you own. If you have already delivered a properly executed proxy or instruction card regarding the merger proposal and the other proposals, you do not need to do anything unless you wish to change your vote. If you wish to revoke or change your vote you may do so any time before your proxy card is voted at the annual meeting. If you are a registered stockholder, you may do so in one of three ways. First, you can send a written, dated notice to the Corporate Secretary of Henry Bros., stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card by mail. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.

If your shares are held in “street name” by your bank, brokerage firm or other nominee, and if you have already provided instructions to your nominee but wish to change those instructions, you should provide new instructions following the procedures provided by your nominee.

Remember, YOUR VOTE IS VERY IMPORTANT regardless of the number of shares you own.

Very truly yours,

/s/  James E. Henry
James E. Henry
Chief Executive Officer

This proxy statement supplement is dated December 9, 2010 and is first being mailed out to stockholders on or about December 9, 2010.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the Merger Agreement, as amended, or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement supplement, and the documents to which we refer you in this proxy statement supplement, contain “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the merger and other information relating to the merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement supplement and in statements containing words such as “anticipate,” “estimate,” “expect,” “will be,” “will continue,” “likely to become,” “intend,” “plan,” “believe” and other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on our business or operations or on the merger and related transactions. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement supplement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger;

•	the failure of the merger to close for any other reason;

•	the effect of the announcement of the merger on our client and customer and partner relationships, operating results and business generally;

•	the risk that the proposed merger disrupts current plans and operations and our inability to respond effectively to competitive pressures, industry developments and future opportunities;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	potential litigation regarding to the merger;

and other risks detailed in our current filings with the SEC, including our most recent filings on Forms 10-K, 10-Q and 8-K. You can obtain copies of our Forms 10-K, 10-Q and 8-K and other filings for free at the SEC website at http://www.sec.gov or from commercial document retrieval services.

INTRODUCTION

As previously disclosed in the in the Definitive Proxy Statement (as defined below), a putative shareholder class action suit was filed by an individual stockholder in the Superior Court of New Jersey, Law Division, Bergen County on November 10, 2010 against Henry Bros., certain of its officers and directors, and Kratos. The case is styled as Atoll Advisors v. Henry, Docket No.: C-378-10. The complaint generally alleges that the defendants breached their fiduciary duties of good faith, loyalty, fair dealing and due care in connection with the proposed merger and that the individual defendants aided and abetted those alleged breaches of fiduciary duties. The complaint seeks, among other relief, class certification and unspecified compensatory and rescissory damages. The plaintiff has also made a motion for a preliminary injunction to enjoin the merger.

On December 8, 2010, Henry Bros., Kratos and the individual defendants in this action entered into a memorandum of understanding with the plaintiff providing for the settlement and dismissal with prejudice of this action, subject to customary conditions, including completion of appropriate settlement documentation, consummation of the merger and all necessary court approvals. Although Henry Bros. believes that the action is without merit, Henry Bros. has entered into the memorandum of understanding to avoid the risk of materially delaying the

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merger and to minimize the expense of defending the action. The settlement and dismissal with prejudice, if completed and approved by the court, will resolve all of the claims that were or could have been brought in the action, including all claims relating to the merger (other than claims for appraisal under Section 262 of Delaware law). In connection with the settlement and dismissal with prejudice, defendants agreed, subject to court approval, to cause to be paid to plaintiff’s counsel the amount of $500,000 for its fees and expenses in the action. Defendants also agreed to circulate this proxy statement supplement to the Henry Bros. stockholders. In order to do so, Kratos and the Company have agreed to adjourn the stockholders meeting previously scheduled for December 9, 2010, to take place on December 15, 2010 at 10:00 a.m. Eastern Time.

This proxy statement supplement (this “Supplement”) is being provided to you as part of a settlement of the above claims and supplements the definitive proxy statement dated November 9, 2010 previously mailed to our stockholders on or about November 10, 2010, as supplemented by a proxy statement supplement dated November 17, 2010 (the ‘‘Definitive Proxy Statement”). The information provided in the Definitive Proxy Statement continues to apply, except as described in this Supplement. To the extent information in this Supplement differs from, updates or conflicts with information contained in the Definitive Proxy Statement, the information in this Supplement is the more current information. If you need another copy of the Definitive Proxy Statement, you may obtain it free of charge from Henry Bros. by directing such request to Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 0741, Attention: Corporate Secretary. The Definitive Proxy Statement may also be found on the Internet at http://www.sec.gov. See “Where You Can Find More Information” on page S-3 of this Supplement.

In this Supplement, the terms “Henry Bros.,” “Company,” “we,” “us” and “our” refer to Henry Bros. Electronics, Inc., the term “Kratos” refers to Kratos Defense & Security Solutions, Inc., the term “Merger Sub” refers to Hammer Acquisition Inc., a wholly owned subsidiary of Kratos. The term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of October 5, 2010, by and among Henry Bros., Kratos and Merger Sub, as amended on November 13, 2010. The term “merger” refers to the merger contemplated by the Merger Agreement. The term “Imperial Capital” refers to Imperial Capital, LLC, Henry Bros.’s financial advisor.

Accordingly, you are encouraged to carefully read the Definitive Proxy Statement and this Supplement in their entirety.

BACKGROUND OF THE MERGER

Supplementary Details Regarding the Background of the Merger

The following supplementary details should be read in conjunction with the Background of the Merger section of the Definitive Proxy Statement.

Under the terms of Imperial Capital’s engagement, Henry Bros. has agreed to pay Imperial Capital for its financial advisory services in connection with the merger an aggregate fee of $1,632,991.86. A portion of that fee, equal to $300,000, has already been paid and was not contingent upon whether the merger was completed: these amounts consisted of a $100,000 retainer and a $200,000 fee in connection with Imperial Capital’s fairness opinion. The remainder of the fee is contingent upon consummation of the merger.

In the past, Imperial Capital has provided investment banking services to Kratos unrelated to the merger, for which Imperial Capital has received compensation. In December 2008, it also acted as financial advisor to Kratos in connection with Kratos’ acquisition of Digital Fusion, Inc. In addition, Imperial Capital was named as one of the co-managers to Kratos in connection with Kratos’s May 2010 high yield notes offering, for which it received nominal compensation. Separately, Mr. McManus, a Managing Director of Imperial Capital involved in the transaction owned a de minimis amount of Kratos common stock in his personal brokerage account in August 2010.

Each of Messrs. Henry and Rockwell have a material portion of their respective net worth held in Henry Bros. common stock. At the time of the execution of the Merger Agreement, Mr. Henry had a $1 million loan which was due for repayment. Separately, at the time of signing of the Merger Agreement, Mr. Rockwell had a promissory note for approximately $1.7 million related to a previous purchase of Henry Bros. restricted common stock with a due

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date in the fall of 2010. After the signing of the Merger Agreement and before the closing of the merger, Mr. Rockwell paid that promissory note in full.

In the summer of 2010, Mr. Rockwell purchased a de minimis amount of Kratos common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

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